                                                                    Exhibit 10.7


             THIRD AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

            THIS THIRD AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT (this "Agreement") is made and entered into as of October ___, 1999, by and among The Knot, Inc., a Delaware corporation (the "Company"), the holders of the Company's Series A Preferred Stock (the "Series A Preferred Stock") listed on the signature pages attached hereto (the " Series A Investors"), the holder of the Company's Series B Preferred Stock (the "Series B Preferred Stock") listed on the signature pages attached hereto (the "Series B Investor") and the holders of the Company's Common Stock (the "Founders") listed on the signature pages attached hereto (the "Founders"). The Company, the Series A Investors, the Series B Investor and the Founders are individually referred to herein as a "Party" and are collectively referred to herein as the "Parties." The Company's Board of Directors is referred to in as the "Board."

                                    RECITALS

            WHEREAS, the Company, the Founders, the Series A Investors and the Series B Investor are parties to that certain Second Amended and Restated Investors' Rights Agreement dated as of April 13, 1999 (the "Existing Agreement");

            WHEREAS, the Parties have agreed to amend and restate the Existing Agreement to include the Common Stock of the Company issuable upon exercise of the AOL Warrant (as defined herein) and as contemplated by this Agreement;

            NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the Parties hereby agree that the Existing Agreement shall be amended and restated in its entirety by this Agreement, and the Parties hereto further agree as follows:

            1. Registration Rights. The Company covenants and agrees as follows:

                  1.1 Definitions. For purposes of this Agreement:

                        (a) The term "Act" means the Securities Act of 1933, as amended.

                        (b) The term "Affiliate" has the meaning given to such term in Rule 12b-2 of the Securities Exchange Act of 1934, as amended.

                        (c) The term "AOL Warrant" means that certain warrant, dated July 23, 1999, to purchase 366,667 shares of the Company's Common Stock.

                        (d) The term "Form S-3" means such form under the Act as in effect on the date hereof or any registration form under the Act subsequently adopted by the SEC that permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

                        (e) The term "Founders" means collectively David Liu, Carley Roney, Michael Wolfson and Rob Fassino.

                        (f) The term "Holder" means any person owning or having the right to acquire (i) Series A Preferred Stock or any assignee thereof in accordance with Section 1.11 or (ii) Series B Preferred Stock or any assignee thereof in accordance with Section 1.11.

                        (g) The term "1934 Act" means the Securities Exchange Act of 1934, as amended.

                        (h) The term "Person" means an individual, a corporation, a general or limited partnership, a limited liability company, an association, a trust or any other entity or organization.

                        (i) The term "Qualified Public Offering" means the Company's sale of its Common Stock in a firm commitment underwritten public offering led by a nationally recognized underwriter pursuant to a registration statement under the Act on Form S-1 or S-3 (or any successor form thereto) with a per share purchase price greater than $7.50 (as such price may be subject to adjustment in the same fashion as the conversion prices set forth in Section 4(d) of the Amended and Restated Certificate of Incorporation of the Company) and aggregate proceeds in excess of $10,000,000.

                        (j) The term "QVC Warrant" means that certain warrant, dated August 23, 1999, to purchase 1,700,000 shares of the Company's Common Stock, held by the Series B Investor.

                        (k) The term "register," "registered," and
"registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Act, and the declaration or ordering of effectiveness of such registration statement or document.

                        (l) The term "Registrable Securities" means (i) the Common Stock issuable or issued upon conversion of the Series A Preferred Stock or Series B Preferred Stock, (ii) the Common Stock issuable upon exercise of the AOL Warrant or the QVC Warrant and (iii) any Common Stock or other securities of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security that is issued as) a dividend or other distribution with respect to, or in exchange for, or in replacement of, the shares referenced in (i) and (ii) above, provided, however that Registrable Securities shall not include any shares of Common Stock which have been previously registered hereunder or which have been sold to the public.

                        (m) The term "SEC" shall mean the Securities and Exchange Commission.

                        (n) The number of shares of "Registrable Securities" outstanding shall be determined by the number of outstanding shares of Common Stock that are, and the number of shares of Common Stock issuable pursuant to the then exercisable or convertible securities that are, Registrable Securities.

                  1.2 Request for Registration.

                        (a) Subject to the conditions of this Section 1.2, if the Company shall receive at any time after the earlier of (i) March 23, 2003 or
(ii) six (6) months after the effective date of the Qualified Public Offering, a written request from the Holders of twenty-five percent (25%) or more of the then outstanding Registrable Securities owned by either the Series A or B Investors (the "Initiating Holders") that the Company file a registration statement under the Act covering the registration of Registrable Securities with an anticipated aggregate offering price of at least $10,000,000, then the Company shall:

                              (i) within ten (10) days of the receipt thereof,
give written notice of such request to all other Holders; and

                              (ii) subject to the limitations of this Section
1.2, use all reasonable efforts to effect, as soon as practicable, the registration under the Act of all Registrable Securities that the Holders request to be registered in a written request received by the Company within fifteen (15) days after receipt of such written notice from the Company.

                        (b) If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 1.2 and the Company shall include such information in the written notice referred to in Section 1.2(a). In such event the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company (which underwriter or underwriters shall be nationally recognized and shall be reasonably acceptable to a majority in interest of the Initiating Holders). Notwithstanding any other provision of this
Section 1.2, if the underwriter advises the Company that marketing factors require a limitation of the number of securities underwritten (including those Registrable Securities owned by the Initiating Holders) (the "Offering Quantity"), then the Company shall so advise all Holders of Registrable Securities that would otherwise be underwritten pursuant hereto, and the number of shares that may be included in the underwriting shall be included in the following priority:

                              (i) first, before including any securities that
are not Registrable Securities that derive from the same series as those then owned by or initially owned by the Initiating Holder, the Company will include all of the Registrable Securities that derive from the same series as those owned by the Initiating Holder (the "Same Series Holders"), and if the number of the Registrable Securities of the Same Series Holders requested to be included exceeds the Offering Quantity, then the Company shall include only such requesting Same Series Holder's pro rata share of the Offering Quantity, based on the amount of Registrable Securities held by such Same Series Holder; and

                              (ii) second, to the extent (and only to the
extent) that the Offering Quantity exceeds the aggregate amount of Registrable Securities which are requested to be included in such registration, the Company shall include in such registration, on a pro rata basis, the Registrable Securities that derive from a different series than those owned by the Initiating Holder.

                        (c) The Company shall not be required to effect a registration pursuant to this Section 1.2:

                              (i) in any particular jurisdiction in which the
Company would be required to execute a general consent to service of process in effecting such registration, unless the Company is already subject to service in such jurisdiction and except as may be required under the Act; or

                              (ii) after the Company has effected four (4)
demand registrations pursuant to this Section 1.2 (two (2) on behalf of the Series A Investors and, two (2) on behalf of the Series B Investor and such registrations have been declared or ordered effective and the Offering Quantity of Registrable Securities shall have been sold thereunder (for purposes hereof, a demand shall be deemed requested by the Initiating Holder(s)); or

                              (iii) during the period starting with the date
sixty (60) days prior to the Company's good faith estimate of the date of the filing of, and ending on a date one hundred eighty (180) days following the effective date of, a Company-initiated registration subject to Section 1.3 below, provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective; or

                              (iv) if the Initiating Holders propose to dispose
of Registrable Securities that may be registered on Form S-3 pursuant to Section
1.4 hereof; or

                              (v) if the Company shall furnish to the Initiating
Holders requesting a registration statement pursuant to this Section 1.2, a certificate signed by the Company's Chief Executive Officer or Chairman of the Board stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such registration statement to be effected at such time, in which event the Company shall have the right to defer such filing for a period of not more than ninety (90) days after receipt of the request of the Initiating Holders, provided that such right to delay a request shall be exercised by the Company not more than once in any twelve (12)-month period; or

                  1.3 Company Registration.

                        (a) If (but without any obligation to do so) the Company proposes to register (including for this purpose a registration effected by the Company for stockholders other than the Holders) any of its stock or other securities under the Act in connection with the public offering of such securities (other than a registration relating solely to the sale of securities to participants in a Company stock plan, a registration relating to a corporate reorganization or other transaction under Rule 145 of the Act, a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities hereunder, or a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered), the Company shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of any Holder given within twenty (20) days after receipt of such notice from the Company in accordance with Section 3.5, the Company shall, subject to the provisions of Section 1.3(c), use all reasonable efforts to cause to be registered under the Act all of the Registrable Securities that each such Holder has requested to be registered.

                        (b) Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 1.3 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration. The expenses of such withdrawn registration shall be borne by the Company in accordance with
Section 1.7 hereof

                        (c) Underwriting Requirements. In connection with any offering involving an underwriting of shares of the Company's capital stock, the Company shall not be required under this Section 1.3 to include any of the Holders' securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it (or by other persons entitled to select the underwriters) and enter into an underwriting agreement in customary form with an underwriter or underwriters selected by the Company, and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering by the Company. If the total number of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the number of securities sold other than by the Company that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, that the underwriters determine in their sole discretion will not jeopardize the success of the offering. In such event the Company shall so advise all Holders of Registrable Securities that would otherwise be underwritten pursuant hereto, and the number of Registrable Securities that may be included in the underwriting shall be determined by the following procedure. Each Holder may include that number of Registrable Securities owned by such Holder that is the product of multiplying the number of Registrable Securities owned by such Holder by a fraction, the numerator of which shall be the number of the then outstanding Registrable Securities owned by such Holder and the denominator of which shall be the sum of the then outstanding Registrable Securities held by all Holders, provided, however, if any Holder does not request inclusion of the maximum number of Registrable Securities allocated to such Holder pursuant to the above-described procedure, the remaining portion of such Holder's allocation shall be reallocated among those requesting Holders whose allocations did not satisfy their requests pro rata on the basis of the number of Registrable Securities which are then held by such Holders. This reallocation procedure shall be repeated until all Registrable Securities which may be included in the registration on behalf of the Holders have been so allocated. Notwithstanding the forgoing, except for the Company's initial public offering of its Common Stock, in no event shall the amount of Registrable Securities owned by the Series A Investors and Series B Investor which are included in the offering be reduced below thirty percent (30%) of the total amount of securities included in such offering with such inclusion to be determined on a pro rata basis among the Holders requesting Registration.

                  1.4 Form S-3 Registration. (a) In case the Company shall receive written notice from the Holders of at least thirty percent (30%) of the Registrable Securities owned by the Series A and/or B Investors requesting that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company shall:

                        (i) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders; and

                              (ii) use all reasonable efforts to effect, as soon
as practicable, such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holders' Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holders joining in such request as are specified in a written request given within fifteen (15) days after receipt of such written notice from the Company, provided, that if less than all of the Registrable Securities shall be registered, Holders shall participate in such registration on the basis of the procedure described in Section 1.3(c).

                        (b) The Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this Section 1.4:

                              (i) if Form S-3 is not available for such offering
by the Holders;

                              (ii) if the Holders, together with the holders of
any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public (net of any underwriters' discounts or commissions) of less than $1,000,000;

                              (iii) if the Company shall furnish to the Holders
who request a registration hereunder a certificate signed by the Chief Executive Officer or Chairman of the Board of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such Form S-3 Registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than ninety (90) days after receipt of the request of the Holder or Holders under this Section 1.4; provided, however, that the Company shall not utilize this right more than once in any twelve month period;

                              (iv) if the Company has, within the twelve (12)
month period preceding the date of such request, already effected one registration on Form S-3 for the Holders of the class of Registrable Securities requesting an additional registration hereunder pursuant to this Section 1.4; or

                              (v) in any particular jurisdiction in which the
Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

                  Subject to the foregoing, the Company shall file a registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holders. Registrations effected pursuant to this Section 1.4 shall not be counted as requests for registration effected pursuant to Section 1.2.

                  1.5 Obligations of the Company. Whenever required under this
Section 1 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

                        (a) prepare and file with the SEC a registration statement with respect to the Registrable Securities and use all reasonable efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder keep such registration statement effective for a period of up to one hundred twenty (120) days or, if earlier, until the distribution contemplated in the registration statement has been completed;

                        (b) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement;

                        (c) furnish to the Holders such numbers of copies of the registration statement, and any amendments and supplements thereto, and the prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them;

                        (d) use all reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;

                        (e) in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering;

                        (f) notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Act or the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

                        (g) cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed; and

                        (h) provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

                  1.6 Information from the Holder(s). It shall be a condition precedent to the obligations of the Company to take any action pursuant to this
Section 1 with respect to the Registrable Securities of any selling Holder that' such Holder shall furnish to the Company such. information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Holder's Registrable Securities.

                  1.7 Expenses of Registration. All expenses other than underwriting discounts and commissions incurred in connection with registrations, filings or qualifications pursuant to Sections I.2, 1.3, and 1.4 including (without limitation) all registration, filing and qualification fees, printers' and accounting fees, fees and disbursements of counsel for the Company and the reasonable fees and disbursements of one counsel for the selling Holders shall be borne by the Company. Notwithstanding the foregoing, the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Sections 1.2 or 1.4, if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all participating Holders shall bear such expenses pro rata based upon the number of Registrable Securities that were to be requested in the withdrawn registration) unless, in the case of a registration requested under Section 1.2, the Holders of a majority of the Registrable Securities agree to forfeit their right to one demand registration pursuant to Section 1.2, provided, however, that if at the time of such withdrawal, the Holders have learned of a material adverse change in the condition or business of the Company from that known to the Holders at the time of their request and have withdrawn the request with reasonable promptness following disclosure by the Company of such material adverse change, then the Holders shall not be required to pay any of such expenses and shall retain their rights pursuant to Sections 1.2 or 1.4.

                  1.8 Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 1.

                  1.9 Indemnification. In the event any Registrable Securities are included in a registration statement under this Section 1:

                        (a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the partners or members, or officers, directors, employees and stockholders of each Holder, legal counsel and accountants for each Holder, any underwriter (as defined in the Act) and each person, if any, who controls such Holder or underwriter within the meaning of the Act or the 1934 Act, against any losses, claims, damages or liabilities (joint or several) to which they may become subject under the Act, the 1934 Act or any state securities laws, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Act, the 1934 Act, any state securities laws or any rule or regulation promulgated under the Act, the 1934 Act or any state securities laws; and the Company will reimburse each such Holder, underwriter, or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this subsection l.9(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation that occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter, or controlling person; provided further, however, that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Holder or underwriter, or any person controlling such Holder or underwriter, from whom the person asserting any such losses, claims, damages or liabilities purchased shares in the offering, if a copy of the prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Holder or underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the shares to such person, and if the prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage or liability.

                        (b) To the extent permitted by law, each selling Holder (each, an "Indemnifying Holder") will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Act, legal counsel and accountants for the Company, any underwriter, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Act, the 1934 Act or any state securities laws, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Indemnifying Holder expressly for use in connection with such registration; and each such Indemnifying Holder will reimburse any person intended to be indemnified pursuant to this subsection l.9(b), for any legal or other expenses reasonably incurred by such person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this subsection l.9(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Indemnifying Holder (which consent shall not be unreasonably withheld), provided that in no event shall any indemnity under this subsection l.9(b) exceed the gross proceeds from the offering received by such Holder, less such Holder's pro rata share of any underwriting discounts. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Holder, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Holder of a release from all liability in respect to such claim or litigation.

                        (c) Promptly after receipt by an indemnified party under this Section 1.9 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.9, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 1.9, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 1.9.

                        (d) If the indemnification provided for in this Section
1.9 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

                        (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

                        (f) The obligations of the Company and the Holders under this Section 1.9 shall survive the completion of any offering of the Registrable Securities in a registration statement under this Section 1, and otherwise.

                  1.10 Reports Under Securities Exchange Act of 1934. With a view to making available to the Holders the benefits of Rule 144 promulgated under the Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:

                        (a) make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times after the effective date of the Qualified Public Offering;

                        (b) file with the SEC in a timely manner all reports and other documents required of the Company under the Act and the 1934 Act; and

                        (c) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company), the Act and the 1934 Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC that permits the selling of any such securities without registration or pursuant to such form.

                  1.11 Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Section 1 may be assigned (but only with all related obligations) by a Holder to a transferee or assignee of such securities that (i) is a subsidiary, parent, partner, limited partner, retired partner, member, retired member or stockholder of a Holder or an entity associated by common ownership or control and (ii) after such assignment or transfer, holds at least 1,000,000 shares of Registrable Securities (subject to appropriate adjustment for stock splits, stock dividends, combinations and other recapitalizations), provided: (a) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned, (b) such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement, including without limitation the provisions of
Section 1.13 below, and (c) such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Act.

                  1.12 Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of the holders of a majority of the Series A and B Preferred Stock, each voting separately as a series, enter into any agreement with any holder or prospective holder of any securities of the Company, which does not at the time own any Registrable Securities, that would allow such holder or prospective holder (a) to include such securities in any registration filed under Section 1.3 hereof, unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of such securities will not reduce the amount of the Registrable Securities that are included in such registration or
(b) to demand registration of their securities.

                  1.13 "Market Stand-Off" Agreement. Each Holder hereby agrees that it will not, without the prior written consent of the managing underwriter, during the period commencing on the date of the final prospectus relating to the Company's initial public offering and ending on the date specified by the Company and the managing underwriter (such period not to exceed one hundred eighty (180) days) (i) lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (whether such Common Stock or any such securities are then owned by the Holder or are thereafter acquired), or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, provided, however, that the forgoing restrictions described in clauses (i) and (ii) shall not apply to any transaction between a Holder and any of its Affiliates.. The foregoing provisions of this Section 1.13 shall apply only to the Company's initial public offering of equity securities, shall not apply to the sale of any shares to an underwriter pursuant to an underwriting agreement, and shall only be applicable to the Holders if all officers and directors and greater than five percent (5%) stockholders of the Company enter into similar agreements. The underwriters in connection with the Company's initial public offering are intended third party beneficiaries of this Section
1.13 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto.

            In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Registrable Securities of each Holder (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.

                  1.14 Termination of Registration Rights. No Holder shall be entitled to exercise any right provided for in this Section 1 after seven (7) years following the closing of the Qualified Public Offering or, as to any Holder, such earlier time at which all Registrable Securities held by such Holder (and any affiliate of the Holder with whom such Holder must aggregate its sales under Rule 144) can be sold in any three (3)-month period without registration in compliance with Rule 144 of the Act.

            2. Covenants of the Company.

                  2.1 Delivery of Financial Statements. The Company shall deliver to each Holder:

                        (a) as soon as practicable, but in any event within ninety (90) days after the end of each fiscal year of the Company, an income statement for such fiscal year, a balance sheet of the Company and statement of stockholder's equity as of the end of such year, and a statement of cash flows for such year, such year-end financial reports to be in reasonable detail, prepared in accordance with generally accepted accounting principles ("GAAP"), and audited and certified by independent public accountants of nationally recognized standing selected by the Company;

                        (b) as soon as practicable, but in any event within forty-five (45) days after the end of each of the first three (3) quarters of each fiscal year of the Company, an unaudited income statement, statement of cash flows for such fiscal quarter and an unaudited balance sheet as of the end of such fiscal quarter.

                        (c) within thirty (30) days of the end of each month, an unaudited income statement and statement of cash flows and balance sheet for and as of the end of such month, in reasonable detail;

                        (d) as soon as practicable, but in any event at least thirty (30) days prior to the end of each fiscal year, a budget and business plan for the next fiscal year, prepared on a monthly basis, including balance sheets, income statements and statements of cash flows for such months and, as soon as prepared, any other budgets or revised budgets prepared by the Company;

                        (e) with respect to the financial statements called for in subsections (b)and (c) of this Section 2.1, an instrument executed by the Chief Financial Officer or President of the Company certifying that such financials were prepared in accordance with GAAP consistently applied with prior practice for earlier periods (with the exception of footnotes that may be required by GAAP) and fairly present the financial condition of the Company and its results of operation for the period specified, subject to year-end audit adjustment; and

                        (f) such other information relating to the financial condition, business, prospects or corporate affairs of the Company as the Holder or any assignee of the Holder may from time to time request, provided, however, that the Company shall not be obligated under this subsection (fl or any other subsection of Section 2.1 to provide information that it deems in good faith to be a trade secret or similar confidential information.

                  2.2 Inspection. The Company shall permit each Holder that holds at least 1,000,000 shares of Registrable Securities at such Holder's expense, to visit and inspect the Company's properties, to examine its books of account and records and to discuss the Company's affairs, finances and accounts with its officers, all at such reasonable times as may be requested by the Holder; provided, however, that the Company shall not be obligated pursuant to this Section 2.2 to provide access to any information that it reasonably considers to be a trade secret or similar confidential information.

                  2.3 Termination of Information and Inspection Covenants. The covenants set forth in Sections 2.1 and 2.2 shall terminate as to the Holders and be of no further force or effect when the sale of securities pursuant to a registration statement filed by the Company under the Act in connection with the firm commitment underwritten offering of its securities to the general public is consummated or when the Company first becomes subject to the periodic reporting requirements of Sections 12(g) or 15(d) of the 1934 Act, whichever event shall first occur.

                  2.4 Right of First Offer. Subject to the terms and conditions specified in this Section 2.4 and Section 3(a), the Company hereby grants to each Major Investor (as hereinafter defined) a right of first offer with respect to future sales by the Company of its Shares (as hereinafter defined). A Series A Investor, as well as any transferee of a Series A Investor, shall be a Major Investor provided that such Person holds at least 500,000 shares of Registrable Securities (as adjusted for stock splits, stock dividends, combinations and other recapitalizations). The Series B Investor, as well as any transferee of the Series B Investor, shall be a Major Investor provided that such Person holds at least 400,000 shares of Registrable Securities (as adjusted for stock splits, stock dividends, combinations and other recapitalizations). For purposes of this
Section 2.4, Major Investor includes any general partners and Affiliates of a Holder. Each Holder shall be entitled to apportion the right of first offer hereby granted it among itself and its partners and Affiliates in such proportions as it deems appropriate.

            Each time the Company proposes to offer any shares of, or securities convertible into or exchangeable or exercisable for any shares of, any class of its capital stock ("Shares"), the Company first shall offer such Shares to each Major Investor in accordance with the following provisions.

                        (a) The Company shall deliver a notice in accordance with Section 3.5 (the "First Offer Notice") to the Major Investors stating (i) its bona fide intention to offer such Shares, (ii) the number of such Shares to be offered, and (iii) the price and terms upon which it proposes to offer such Shares.

                        (b) By written notification received by the Company, within twenty (20) calendar days after receipt of the notice, the Major Investor may elect to purchase or obtain, at the price and on the terms specified in the First Offer Notice, up to that portion of such Shares that equals the proportion that the number of shares of Common Stock issued and held, or issuable upon conversion of the Series A or B Preferred Stock then held, by such Major Investor bears to the total number of shares of Common Stock of the Company then outstanding (assuming full conversion of all convertible securities).

                        (c) If all Shares that Major Investors are entitled to obtain pursuant to subsection 2.4(b) are not elected to be obtained as provided in subsection 2.4(b) hereof, the Company may, during the ninety (90) day period following the expiration of the period provided in subsection 2.4(b) hereof, offer the remaining unsubscribed portion of such Shares to any person or persons at a price not less than, and upon terms no more favorable to the offerer than those specified in the First Offer Notice. If the Company does not enter into an agreement for the sale of the Shares within such ninety (90) day period, or if such agreement is not consummated within ninety (90) days of the execution thereof, the right provided hereunder shall be deemed to be revived and such Shares shall not be offered unless first reoffered to the Major Investors in accordance herewith.

                        (d) The right of first offer in this paragraph 2.4 shall not be applicable to (i) the issuance or sale of up to 2,849,868 shares of Common Stock (pursuant to options granted) to employees, directors and consultants for the primary purpose of soliciting or retaining their services or any greater number unanimously approved by the Board, (ii) the issuance of securities pursuant to the Qualified Public Offering, (iii) the issuance of securities pursuant to the conversion or exercise of convertible or exercisable securities, including but not limited to the exercise of the AOL Warrant and the QVC Warrant, (iv) the issuance of securities in connection with a bona fide business acquisition of or by the Company, whether by merger, consolidation, sale of assets, sale or exchange of stock or otherwise or (v) the issuance of stock, warrants or other securities or rights to persons or entities with which the Company has business relationships provided such issuances are for other than primarily equity financing purposes and provided that at the time of any such issuance, the aggregate of such issuance and similar issuances in the preceding twelve month period do not exceed 1% of the then outstanding Common Stock of the Company (assuming full conversion and exercise of all convertible and exercisable securities).

                  2.5 Observer Rights. As long as America Online, Inc. owns not less than 400,000 of the shares of the Series A Preferred Stock (or an equivalent amount of Common Stock issued upon conversion thereof), the Company shall invite a representative of America Online, Inc. to attend all meetings of its Board of Directors in a nonvoting observer capacity and, in this respect, shall give such representative copies of all notices, minutes, consents, and other materials that it provides to its directors; provided, however, that any representative granted observer rights by the Company, including but not limited to those rights granted to America Online, Inc. above, shall agree to hold in confidence and trust and to act in a fiduciary manner with respect to all information so provided; and, provided further, that the Company reserves the right to withhold any information and to exclude such representative from any meeting or portion thereof if access to such information or attendance at such meeting could adversely affect the attorney-client privilege between the Company and its counsel or would result in disclosure of trade secrets to such representative or if such Investor or its representative is a direct competitor of the Company.

                  2.6 Termination of Certain Covenants. The covenants set forth in Sections 2.4 and 2.5 shall terminate and be of no further force or effect upon the closing of the sale of securities pursuant to the Qualified Public Offering.

                  2.7 Acquisition Restrictions. Without the prior written approval of the Series B Investor, the Company agrees that it shall not accept any offer to purchase any of the capital stock or assets of the Company or from any Person or any Affiliate of any Person that operates a 24-hour a day shopping network on television.

            3. Standstill Agreement: Drag-Along Right. (a) The Series B Investor hereby agrees that it will not nor will any of its Affiliates or possess rights to acquire more than forty-three and one-half percent (43.5%) of the Company's outstanding voting stock. (For the avoidance of doubt, the parties agree that the QVC Warrant by its terms does not constitute "a right to acquire the Company's outstanding voting stock" referred to in the previous sentence.) The restriction set forth in this Section 3(a) shall terminate simultaneously with the closing of (i) a Qualified Public Offering, (ii) a sale of all or substantially all of the assets of the Company (a "Sale of Assets") or (iii) a transaction or series of related transactions that results in the transfer of fifty percent (50%) or more of the outstanding voting power of the Company (a "Change of Control"). With respect to either a Change of Control or a Sale of Assets, the Series B Investor and its Affiliates shall have voted their respective shares in favor of such Change of Control or Sale of Assets, to the extent a vote of the shareholders of the Company is necessary to permit the consummation of such Change of Control (a "Qualified Change of Control") or Sale of Assets (a "Qualified Sale of Assets"), respectively. The voting obligation of the Series B Investor and its Affiliates described in the preceding sentence shall only apply in the event that the Company has already received the minimum number of votes necessary to authorize such Change of Control or Sale of Assets. Neither the Series B Investor nor any of its Affiliates will be deemed to have violated the restriction set forth in this Section 3(a) if their aggregate ownership of the voting stock of the Company becomes greater than forty three and one-half percent (43.5%) as a result of any redemptions by the Company of any of its voting stock. For purposes of this Section 3(a), the exercise of the QVC Warrant simultaneously with a Qualified Public Offering, a Qualified Change of Control or a Qualified Sale of Assets (each, a "Trigger Event") shall mean that the exercise of the QVC Warrant shall be deemed to have occurred immediately prior to such Trigger Event for all purposes other than the voting rights associated with the underlying shares of Common Stock issuable upon the exercise of the QVC Warrant.

                        (b) In the event the holders of more than 50% of the outstanding voting stock propose to enter into a Change of Control transaction (a "Drag-Along Transaction"), the Series B Investor agrees, and shall cause its Affiliates, to participate fully in such Drag-Along Transaction by (x) voting all of their respective voting stock in favor of such transaction, to the extent a vote of the shareholders is necessary for the consummation of the transaction and (y) to the extent applicable, selling all of their respective shares to the proposed transferee (including those shares of Common Stock that may be received upon exercise of the QVC Warrant); provided that the per share purchase price to be received by the Series B Investor and its Affiliates shall be at least $4.30 (as such price may be subject to adjustment in the same fashion as the conversion prices set forth in Section 4(d) of the Amended and Restated Certificate of Incorporation of the Company). The consideration received by the Series B Investor and its Affiliates in connection with a Drag-Along Transaction shall be on the same terms and conditions as that received by the other holders of voting stock. The obligation of the Series B Investor and its Affiliates to participate in Drag-Along Transactions shall terminate eighteen months after the date hereof.

            4. Voting Agreements. Each of the Series A Investors, the Series B Investor, and the Founders (collectively, the "Significant Stockholders") agrees that neither it nor any of its Affiliates will enter into any voting trust or any other voting agreement (each, a "Voting Agreement") with any other Significant Stockholder. Each Significant Stockholder hereby further agrees that a condition to any transfer of capital stock of the Company owned by such Significant Stockholder shall be that the transferee agrees to be bound by the restriction set forth in this Section 4; provided, however, that the restriction set forth in this Section 4 shall not apply to any Voting Agreements entered into by either the Series ~ Investor or any Series A Investor with its respective Affiliates.

            5. Miscellaneous.

                  5.1 Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any shares of Registrable Securities). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

                  5.2 Governing Law. This Agreement, including the validity hereof and the rights and obligations of the parties hereunder, and all amendments and supplements hereof and all waivers and consents hereunder, shall be construed in accordance with and governed by the domestic substantive laws of the State of New York without giving effect to any choice of law or conflicts of law provision or rule that would cause the application of the domestic substantive laws of any. other jurisdiction. Any action to enforce the terms of this Agreement shall be brought in a New York State or United States Federal District Court located in the City of New York, and each of the parties to this Agreement hereby irrevocably consents to the jurisdiction of any such court over its person, and waives any defenses based upon improper venue, inconvenient forum or lack of jurisdiction.

                  5.3 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  5.4 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

                  5.5 Notices. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be deemed to have been received (a) upon hand delivery (receipt acknowledged) or delivery by telex (with correct answer back received), telecopy or facsimile (with transmission confirmation report) at the address or number designated below (if received by 8:00 p.m. E.S.T.), or the first business day following such delivery (if delivered after 8:00 p.m. E.S.T.) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be those as set forth on the signature pages attached hereto, or such other address as may be designated in writing hereafter, in the same manner, by such parties.

                  5.6 Expenses. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

                  5.7 Entire Agreement: Amendments and Waivers. This Agreement (including the Exhibits hereto, if any) constitutes the full and entire understanding and agreement among the parties with regard to the subject matter hereof and supersedes all prior agreements and understandings, including the Existing Agreement, with regard to the subject matter hereof Other than Section 4, any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the prior written consent of the Company and the holders of a majority of the Series A and Series B Preferred Stock, each voting separately as a series. With respect to Section 4, such provision may be amended and/or the observance of Section 4 may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the prior written consent of the Company, the Founders and the holders of a majority of the Series A and B Preferred Stock, each voting separately as a series. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any Registrable Securities, each future holder of any such Registrable Securities and the Company.

                  5.8 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision was so excluded and shall be enforceable in accordance with its terms.

                  5.9 Aggregation of Stock. All shares of Registrable Securities held or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

                  5.10 Capacity; Authorization of Series A Investors and the Series B Investor. Each Founder has all legal capacity to enter into this Agreement and to carry out his or her obligations hereunder. Each Series A Investor and Series B Investor represents that it has all necessary corporate or other power and has taken all necessary corporate or other action required for the due authorization, execution, delivery and performance of this Agreement, and this Agreement constitutes its valid and legally binding obligation, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

            IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                                 COMPANY

                                 THE KNOT, INC.


                                 By:___________________________________________
                                    David Liu
                                    President and Chief Executive Officer


                  Address:       The Knot, Inc.
                                 462 Broadway, 6'h Floor
                                 New York, NY 10013
                                 Attention:  President and Chief Executive
                  Officer

                  Fax:           (212) 219-1929

                                 FOUNDERS

                                 DAVID LIU


                                 By:___________________________________________
                  Address:          28 Old Fulton Street 7M
                                    Brooklyn, NY 11201


                                 CARLEY RONEY


                                 By:___________________________________________
                  Address:          28 Old Fulton Street 7M
                                    Brooklyn, NY 11201


                                 MICHAEL WOLFSON


                                 By:___________________________________________
                  Address:          344 Bowery, #3
                                    New York, NY 10012

                                 ROB FASSINO


                                 By:___________________________________________
                  Address:          16 First Avenue, Apt. 3
                                    New York, NY 10009


                                 SERIES A INVESTORS

                                 HUMMER WINBLAD VENTURE PARTNERS III, L.P.


                                 By:___________________________________________
                                    Name:
                                    Title:


                  Address:          2 South Park, 2nd Floor
                                    San Francisco, CA 94107
                                    Attention:



                                 HUMMER WINBLAD TECHNOLOGY FUND III, L.P.


                                 By:___________________________________________
                                    Name:
                                    Title:


                  Address:          2 South Park, 2nd Floor
                                    San Francisco, CA 94107
                                    Attention:

                  Fax:


                                 AMERICA ONLINE, INC.


                                 By:___________________________________________
                                    Name:
                                    Title:

                  Address:          22000 AOL Way
                                    Dulles, VA 20166
                                    Attention:

                  Fax:


                                 SERIES B INVESTOR


                                 QVC INTERACTIVE HOLDINGS, LLC.


                                 By:___________________________________________
                                    Name:
                                    Title:


                  Address:          Studio Park
                                    1200 Wilson Drive
                                    West Chester, PA 19380

                  Fax:              (610) 701-1490
                                    Attention:  Chief Information Officer
                                    With a copy to:  General Counsel
                  Fax:              (610) 701-1380